UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2026

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42941	99-4103908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 896-7616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On March 29, 2026, the Board of Directors (the “Board”) of Caring Brands, Inc. (the “Company”) approved and adopted an amendment (the “Amendment”) to the Company’s bylaws (the “Bylaws”) which reduces the number of shares required to constitute a quorum at a stockholders meeting of the holders of shares of the outstanding capital stock of the Company to provide that stockholders holding thirty-three and one-third percent (33 1/3%) of the Company’s outstanding capital stock entitled to vote at such meeting shall constitute a quorum (Section 2.06 of the Bylaws).

Prior to the Amendment to the quorum requirements of the Bylaws as discussed above, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock entitled to vote at the meeting would constitute a quorum for the transaction of business at such meeting. The change to the quorum requirement for shareholder meetings was made to improve the Company’s ability to hold shareholder meetings when called.

The foregoing description of the Amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On March 29, 2026, the Board approved the appointment of Mr. Brian John, the company’s Chief Investment Officer and Chairman of the Board to serve as the Interim Chief Financial Officer of the Company and designated him as principal financial officer and principal accounting officer of the Company, effective as of March 30, 2026.

Mr. John, 56, is our founder and has served the Company in various roles since May 2024. He was appointed to act as the Interim Chief Financial officer to the Company effective March 30, 2026. For the past 20 years, Brian has been an investor and advisor to companies around the globe. He is the founder of Caro Partners, LLC, a financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space and has worked with hundreds of companies in dozens of countries over the last 25 years. He also served on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida from its opening until 2023. Mr. John founded and was CEO of Jupiter Wellness, now Safety Shot (NASDAQ: SHOT), He purchased SRM Entertainment in 2021 that now trades (NASDAQ: SRM) and was the CEO OF Jupiter Wellness Acquisition Corp NASDAQ: JWAC now CJET). Mr. John was appointed due to his proven track record in driving business growth, his entrepreneurial spirit, and his ability to navigate complex financial landscapes. His deep understanding of markets and his experience in successfully launching and managing publicly traded companies make him uniquely qualified to lead the company’s strategic initiatives.

There are no family relationships between Mr. John and any director or executive officer of the Company, and other than disclosed in the Company’s public filings with the Securities and Exchange Commission, there are no transactions between Mr. John and the Company that require disclosure pursuant to Item 404 of Regulation S-K.

As of the date of filing of this Current Report on Form 8-K, no material changes to Mr. John’s existing compensation arrangements have been made in connection with his appointment as Interim Chief Financial Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2026	Caring Brands, Inc.

	By:	/s/ Glynn Wilson
	Name:	Dr. Glynn Wilson
	Title:	Chief Executive Officer